EXHIBIT 4.2

                              CERTIFICATE OF TRUST
                                       FOR
                               NB CAPITAL TRUST II


                  The undersigned, the trustees of NB Capital Trust II, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. (Section Mark) 3810, hereby certify as follows:


                  i. The name of the business trust being formed hereby (the "Trust") is "NB Capital
                                     Trust II."

                  ii. The name and business address of the trustee of the Trust which has its princi-pal place of business in the State of Dela-ware is as follows:

                                            The Bank of New York (Delaware)
                                            White Clay Center, Route 273
                                            Newark, Delaware 19711

                  iii. This Certificate of Trust shall be effec-tive as of the date of filing.

Dated: October 29, 1996


                                           /s/ John E. Mack
                                            Name:  John E. Mack
                                            Title: Trustee




                                           THE BANK OF NEW YORK
                                           (DELAWARE), as Trustee



                                           By: /s/ Melissa Beneduce
                                           Name:       Melissa Beneduce
                                           Title: Assistant Vice President



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